Exhibit 21.01

DOMESTIC SUBSIDIARIES

American Shale Oil Corporation (DE)	IDT Spectrum, LLC (DE)
American Shale Oil, LLC (DE)	IDT Stored Value Services, Inc. (DE)
AMSO Holdings I, Inc. (DE)	IDT Telecom, Inc. (DE)
AMSO Holdings, LLC (DE)	IDT Telecom, LLC (DE)
Broad-Atlantic Associates, LLC (DE)	IDT Venture Capital Corporation (DE)
Broad-Atlantic Realty, LLC (DE)	IDT Venture Capital, Inc. (NV)
Dipchip Corp. (NY)	IDT Wireless, Inc. (DE)
Entrix Telecom, Inc. (DE)	Innovative Communications Technologies, Inc. (DE)
Genie Energy International Corporation (DE)	Net2Funds, LLC (DE)
Genie Energy Ltd. (DE)	Net2Phone Cable Telephony, LLC (DE)
Genie Oil and Gas, Inc. (DE)	Net2Phone, Inc. (DE)
IDT 225 Old NB Road Enterprises, LLC (DE)	North American Energy, Inc. (DE)
IDT 225 Old NB Road Holdings, Inc. (DE)	PICUP, LLC (DE)
IDT 226 Old NB Road Holdings, Inc. (DE)	Telecard Network, L.L.C. (NJ)
IDT Advanced Communication Services, LLC (NJ)	Touch-N-Buy, LLC (DE)
IDT America of Virginia, LLC (DE)	TúYo Mobile, LLC (DE)
IDT America, Corp. (NJ)	Union CT Telecom, L.L.C. (NJ)
IDT Capital, Inc. (DE)	Union Telecard Alliance, LLC (DE)
IDT Domestic Telecom, Inc. (DE)	Union Telecard Arizona, LLC (NV)
IDT Domestic-Union, LLC (DE)	Union Telecard Connecticut, LLC (DE)
IDT Energy, Inc. (DE)	Union Telecom Texas LLC (TX)
IDT Financial Services, LLC (DE)	UTA Web Sales LLC (DE)
IDT International Telecom, Inc. (DE)	Virtual Power Hedging, LLC (DE)
IDT International, Corp. (NJ)	Winstar Holdings, LLC (DE)
IDT Investments Inc. (NV)	Winstar Spectrum, LLC (DE)
IDT Spectrum, Inc. (DE)	Zedge Holdings, Inc. (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
DirectTel Dutch Holdings B.V.	Netherlands
DYP C.V.	Netherlands
Expercom S.A.	Belgium
Fabrix T.V. Ltd.	Israel
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Genie Energy International (Genie Energy International is a registered trade name)	Netherlands
Homer Dutch Holdings B.V.	Netherlands
IDT Brasil Telecomunicações Ltda	Brazil
IDT Brazil Limitada	Brazil
IDT Card Services Ireland Limited	Ireland
IDT Chile S.A.	Chile
IDT Corporation de Argentina S.A.	Argentina
IDT Dutch Holdings B.V.	Netherlands
IDT Europe B.V.B.A.	Belgium
IDT Financial Services Holding Limited	Gibraltar
IDT Financial Services Limited	Gibraltar
IDT France SARL	France
IDT Germany GmbH	Germany
IDT Global Limited	United Kingdom
IDT Hellas Telecoms E.P.E.	Greece
IDT Inter Direct Tel Sweden AB	Sweden
IDT Italia S.R.L.	Italy
IDT Netherlands B.V.	Netherlands
IDT Peru S.R.L.	Peru
IDT Puerto Rico & Co.	Puerto Rico
IDT Switzerland GmbH	Switzerland
IDT Telecom Asia Pacific (Australia) PTY. LTD.	Australia
IDT Telecom Asia Pacific Limited	Hong Kong
IDT Telecom South Africa (PTY) LTD	South Africa
Interdirect Tel Limited	Ireland
Israel Energy Initiatives Ltd.	Israel
MJP C.V.	Netherlands
MST Dutch Holdings B.V.	Netherlands
NewPhone Dutch Holdings B.V.	Netherlands
Prepaid Cards B.V.B.A.	Belgium
Pryd Dutch Holdings B.V.	Netherlands
STA Dutch Holdings B.V.	Netherlands
Strategic Dutch Holdings B.V.	Netherlands
T.C.T. Thermal Cleaning Technologies Ltd.	Israel
TimeTel Dutch Holdings B.V.	Netherlands
TLT Dutch Holdings B.V.	Netherlands
WorldTalk Dutch Holdings B.V.	Netherlands
Zedge Europe AS	Norway